UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	An annual meeting of shareholders of W.W. Grainger, Inc. (the “Company”) was held on April 26, 2023.

(b)	The number of shares issued, outstanding and eligible to vote at the meeting as of its record date of March 6, 2023 was 50,262,705.

At the meeting:

Management’s nominees were elected as directors of the Company for the ensuing year.  Of the 46,684,148 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of abstentions, and the number of broker non-votes were as follows with respect to each of the nominees:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
R. C. Adkins	38,028,439	3,795,561	75,892	4,784,256
V. A. Hailey	38,527,187	3,284,253	88,452	4,784,256
K. D. Jaspon	40,986,168	846,820	66,904	4,784,256
S. L. Levenick	38,530,014	3,299,364	70,514	4,784,256
D. G. Macpherson	38,734,897	2,890,953	274,042	4,784,256
N. S. Novich	38,979,285	2,850,185	70,422	4,784,256
B. R. Perez	38,418,396	3,411,403	70,093	4,784,256
E. S. Santi	39,487,640	2,342,202	70,050	4,784,256
S. Slavik Williams	41,235,802	596,766	67,324	4,784,256
L. E. Watson	41,284,644	522,751	92,497	4,784,256
S. A. White	39,231,682	2,575,307	92,903	4,784,256

A proposal to ratify the appointment of Ernst & Young LLP as independent auditor of the Company for the year ending December 31, 2023 was approved.  Of the 46,684,148 shares present or represented by proxy at the meeting, 45,756,383 shares were voted for the proposal, 898,771 shares were voted against the proposal and 28,994 shares abstained from voting with respect to the proposal.

A non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers was approved.  Of the 46,684,148 shares present or represented by proxy at the meeting, 38,891,638 shares were voted for the proposal, 2,916,396 shares were voted against the proposal and 91,858 shares abstained from voting with respect to the proposal. There were 4,784,256 broker non-votes.

A non-binding advisory proposal to select the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers was voted on.  Of the 46,684,148 shares present or represented by proxy at the meeting, 41,177,609 shares were voted for one year, 22,978 shares were voted for two years, 594,801 shares were voted for three years and 104,504 shares abstained from voting with respect to the proposal.  There were 4,784,256 broker non-votes.  Consistent with the preferred frequency expressed by the Company’s shareholders, the Company has determined to hold a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers every year, until the next required non-binding advisory vote on the frequency of shareholder votes on the compensation of the Company’s Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023

W.W. GRAINGER, INC.

By:	/s/ Nancy Berardinelli-Krantz
	Name:	Nancy Berardinelli-Krantz
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary